EXHIBIT 10.3

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of the 8th day of August, 2018, by and between Lightbridge Corporation, a Nevada corporation (“the “Company”), and Andrey Mushakov, an individual (the “Executive”).

WHEREAS, the Executive currently serves as the Executive Vice President, International Nuclear Operations of the Company pursuant to that certain Employment Agreement entered into between the Executive and the Company, dated as of July 27, 2006 (the “Existing Agreement”); and

WHEREAS, the Company and the Executive desire to enter into this Agreement to replace the Existing Agreement in its entirety and to set forth the terms and conditions for the continued employment relationship of the Executive with the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1. Employment Agreement. On the terms and conditions set forth in this Agreement, the Company agrees to continue to employ the Executive and the Executive agrees to continue to be employed by the Company for the Employment Period set forth in Section 2 and in the position and with the duties set forth in Section 3.

2. Term. The term of employment under this Agreement shall be for a period beginning on August 8, 2018 (the “Effective Date”), and ending on the fifth anniversary thereof, unless sooner terminated as hereinafter set forth; provided that, on such fifth anniversary of the Effective Date and on each annual anniversary thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the Agreement shall be deemed to be automatically extended upon the same terms and conditions (except for such terms and conditions that expire prior to any extension period), for successive periods of one year, unless the Company or the Executive provides written notice of its intention not to extend the term of the Agreement at least 90 days prior to the applicable Renewal Date. The period during which the Executive is employed by the Company hereunder is hereinafter referred to as the “Employment Period.”

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3. Position and Duties. During the Employment Period, the Executive shall serve as the Executive Vice President, Nuclear Operations of the Company. In such capacity, the Executive shall report directly to the Chief Executive Officer of the Company (the “CEO”). During the Employment Period, the Executive shall have the duties, responsibilities and authority as shall be consistent with the Executive’s position and such other duties, responsibilities and authority as may be assigned to the Executive from time to time by the CEO. For the avoidance of doubt, the Executive’s duties hereunder may include, without limitation, performing work for, and participating in activities related to, Enfission, LLC (“Enfission”). During the Employment Period, the Executive shall devote substantially all of the Executive’s business efforts to the performance of the Executive’s duties hereunder and the advancement of the business and affairs of the Company and Enfission, provided that in no event shall this sentence prohibit the Executive from creating and managing his personal and family investments or participating in activities involving professional, charitable, educational or religious organizations, so long as such personal or family investments and other activities (i) do not interfere with the Executive’s duties hereunder or violate any of the provisions of Section 8 herein, and (ii) comply with the Company’s Code of Business Conduct and Ethics and other policies of the Company as in effect from time to time. The Executive may serve on the board of directors of other publicly-traded companies with the prior written approval of the Board, provided that the Executive agrees to resign such service in the event the Board reasonably determines that such service interferes with the Executive’s duties hereunder. The Executive shall, if requested by the Board, also serve as an officer or director of any affiliate of the Company for no additional compensation.

4. Compensation and Benefits.

(a) Base Salary. Commencing as of the Effective Date and during the Employment Period, the Company shall pay to the Executive a base salary at the rate of no less than $286,443.00 per calendar year (the “Base Salary”), less applicable deductions. The Base Salary shall be reviewed by the Compensation Committee of the Board (the “Compensation Committee”) no less frequently than annually and may be increased (but not decreased) in the discretion of the Compensation Committee. Any such increased Base Salary shall constitute the “Base Salary” for purposes of this Agreement. The Base Salary shall be paid in substantially equal installments in accordance with the Company’s regular payroll procedures.

(b) Annual Bonus. For each calendar year that ends during the Employment Period, commencing with the 2018 calendar year, the Executive shall be eligible to receive an annual bonus pursuant to, and subject to the terms of, the Company’s short-term incentive compensation plan in effect from time to time. The amount of any such annual bonus paid to the Executive during the Employment Period shall be determined by the Compensation Committee based on the achievement of performance goals that are established by the Compensation Committee. The Executive’s target annual bonus amount shall be 50% of Base Salary. Except as otherwise provided in this Agreement, the Executive must remain employed with the Company through the date that the bonus is paid to the Executive in order to be eligible to receive an annual bonus with respect to such calendar year. Any annual bonus payable to the Executive hereunder shall be paid at the time bonuses are otherwise paid to other executive officers of the Company.

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(c) Long-Term Incentives. With respect to each calendar year that ends during the Employment Period, commencing with the 2018 calendar year, the Executive shall be eligible to earn an annual long-term incentive award, subject to the Compensation Committee’s discretion to grant such awards, based upon a target award opportunity equal to 50% of Base Salary, and subject to attainment of such goals, criteria or targets established by the Compensation Committee in respect of each such calendar year. The preceding sentence shall not limit any power or discretion of the Board of Directors of the Company or the Compensation Committee in the administration of any long-term incentive plan, it being understood, specifically, that the Compensation Committee may adjust up or down the target award opportunity made in respect of any calendar year based on its evaluation of the Executive’s performance or any economic, financial or market conditions affecting the Company, so that the actual benefits conveyed to the Executive in respect of any such awards may be less than, greater than or equal to the targeted award opportunity. Each such award granted to the Executive shall be subject to the terms and conditions of the incentive plan pursuant to which it is granted and such other terms and conditions as are established by the Compensation Committee and set forth in an award agreement evidencing the grant of such award.

(d) Employee Benefits; Perquisites. During the Employment Period, the Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company, as in effect from time to time, that are generally made available to senior executives of the Company, subject to the satisfaction of any eligibility requirements and any other terms and conditions of such plans, practices and programs. During the Employment Period, the Executive shall be entitled to fringe benefits and perquisites consistent with the practices and policies of the Company, and to the extent such fringe benefits or perquisites (or both) are generally made available to senior executives of the Company. During the Employment Period, the Executive shall be entitled to no less than four weeks of paid vacation time per year, as determined in accordance with the Company’s vacation policies in effect from time to time, which may be taken at such times as the Executive elects with due regard to the needs of the Company. For the avoidance of doubt, the closure of the Company’s offices from Christmas through New Year’s Day each calendar year shall not count toward the Executive’s paid vacation time. The Company reserves the right to amend, modify or cancel any employee benefit plans, practices and programs, and any fringe benefits and perquisites, at any time and without the consent of the Executive.

(e) Clawback/Recoupment. Notwithstanding any other provision in this Agreement to the contrary, any compensation paid to the Executive pursuant to this Agreement or any other agreement or arrangement with the Company shall be subject to mandatory repayment by the Executive to the Company, to the extent any such compensation paid to the Executive is, or in the future becomes, subject to (i) any clawback or recoupment policy adopted by the Company, or (ii) any law, government regulation or stock exchange listing requirement which imposes mandatory recoupment, under circumstances set forth in such law, government regulation or stock exchange listing requirement.

5. Expenses. The Company shall reimburse the Executive for all reasonable and necessary expenses actually incurred in performance of the Executive’s duties under this Agreement, in accordance with policies which may be adopted from time to time by the Company.

6. Termination of Employment.

(a) Permitted Terminations. The Executive’s employment is “at will” and may be terminated by either the Executive or the Company at any time and for any or no reason, subject to the following:

(i) Death. The Executive’s employment hereunder shall terminate upon the Executive’s death;

(ii) By the Company.

(A) Disability. The Company may terminate the Executive’s employment due to the Executive’s Disability while such Disability exists.

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For purposes of this Agreement, “Disability” means a “disability” that entitles the Executive to benefits under the applicable Company long-term disability plan covering the Executive and, in the absence of such a plan, that the Executive shall have been unable, due to physical or mental incapacity, to substantially perform the Executive’s duties and responsibilities hereunder for 180 days out of any 365 day period or for 120 consecutive days. The Executive agrees, in the event of any question as to the existence, extent or potentiality of the Executive’s Disability upon which the Company and the Executive cannot agree shall be resolved by a qualified, independent physician mutually agreed to by the Company and the Executive, the cost of such examination to be paid by the Company. The written medical opinion of such physician shall be conclusive and binding upon each of the parties hereto as to whether a Disability exists and the date when such Disability arose. This section shall be interpreted and applied so as to comply with the provisions of the Americans with Disabilities Act (to the extent applicable) and any applicable state or local laws. Until such termination, the Executive shall continue to receive his compensation and benefits hereunder, reduced by any benefits payable to him under any Company-provided disability insurance policy or plan applicable to him; or

(B) Cause. The Company may terminate the Executive’s employment at any time for Cause or without Cause.

For purposes of this Agreement, “Cause” shall be limited to the following events: (i) the Executive’s gross negligence or willful misconduct in the performance of his duties, (ii) the Executive’s conviction of, or plea of guilty or nolo contendere to, a misdemeanor involving moral turpitude that has a substantial adverse effect on the Executive’s qualifications or ability to perform his duties or any felony, (iii) the Executive’s willful and continued failure to perform his duties hereunder (other than such failure resulting from the Executive’s incapacity due to physical or mental illness) within 30 days after the Board delivers to him a written demand for performance that specifically identifies the actions to be performed; (iv) the Executive’s willful violation of material policy of the Company to which the Executive is bound, including the Company’s Code of Business Conduct and Ethics, or (v) the Executive’s material breach of this Agreement. Termination of the Executive’s employment shall not be deemed to be for Cause unless and until the Company delivers to the Executive a copy of resolutions duly adopted by the affirmative votes of not less than a majority of the Board (after reasonable written notice is provided to the Executive and the Executive is given a reasonable opportunity, together with counsel, to be heard before the Board), finding that the Executive has engaged in the conduct described in any of (i)-(v) above. Except for a failure, breach or refusal which, by its nature, cannot reasonably be expected to be cured, or for a termination under clause (ii), the Executive shall have thirty (30) days from the delivery of written notice by the Board within which to cure any acts constituting Cause. For purposes of this provision, no act or failure to act on Executive’s part will be considered “willful” unless it is done, or omitted to be done, in bad faith or without reasonable belief that the action or omission was in the best interests of the Company.

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(iii) By the Executive. The Executive may terminate his employment for any reason (including Good Reason) or for no reason. If the Executive terminates his employment without Good Reason, then he shall provide written notice to the Company at least thirty (30) days prior to the Date of Termination.

For purposes of this Agreement, “Good Reason” means (i) any diminution in the Executive’s title or reporting relationships, (ii) a substantial diminution in the Executive’s duties, authority or responsibilities, (iii) the relocation of the Executive’s principal place of employment by more than fifty (50) miles, (iv) a reduction of the Executive’s Base Salary or target annual bonus opportunity, other than a uniform reduction applied to substantially all senior executive officers of the Company that does not result in a reduction of the Executive’s Base Salary by more than five percent (5%) or a reduction of the Executive’s target annual bonus opportunity by more than five (5) percentage points, or (v) a material breach by the Company of this Agreement. In order to invoke a termination for Good Reason, the Executive must deliver a written notice of the grounds for such termination within ninety (90) days of the initial existence of the event giving rise to Good Reason and the Company shall have thirty (30) days to cure the circumstances. In order to terminate his employment, if at all, for Good Reason, the Executive must terminate employment within sixty (60) days of the end of the cure period if the circumstances giving rise to Good Reason have not been cured.

(b) Termination. Any termination of the Executive’s employment by the Company or the Executive (other than because of the Executive’s death) shall be communicated by a written Notice of Termination to the other party hereto in accordance with the requirements of this Agreement. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, if any, and shall, in the case of termination for “Cause” or for “Good Reason,” set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment. Termination of the Executive’s employment shall take effect on the Date of Termination.

For purposes of this Agreement, “Date of Termination” means (i) if the Executive’s employment is terminated due to the Executive’s death, the date of the Executive’s death; (ii) if the Executive’s employment is terminated because of the Executive’s Disability pursuant to Section 6(a)(ii)(A), thirty (30) days after Notice of Termination, provided that the Executive shall not have returned to the performance of the Executive’s duties on a full-time basis during such thirty (30)-day period with reasonable accommodation; (iii) if the Executive’s employment is terminated due to the Company’s or the Executive’s failure to extend the term of the Agreement pursuant to Section 2, the applicable Renewal Date; or (iv) if the Executive’s employment is terminated by the Company pursuant to Section 6(a)(ii)(B) or by the Executive pursuant to Section 6(a)(iii), the date specified in the Notice of Termination. Notwithstanding any provision of this Agreement to the contrary, for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment that are considered deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and guidance promulgated thereunder (collectively “Section 409A”), references to the Executive’s termination of employment (and corollary terms) with the Company shall be construed to refer to the Executive’s “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) with the Company.

(c) Resignation of All Other Positions. Upon termination of the Executive’s employment for any reason, the Executive shall be deemed to have resigned from all positions that the Executive holds as a director, officer or employee of the Company or any Company Affiliate and as a fiduciary with respect to any benefit plan (or related trust) sponsored by the Company or any Company Affiliate. The Executive agrees to execute any letter consistent with the foregoing that the Company or any Company Affiliate may reasonably request. For purposes of this Agreement, “Company Affiliate” means any entity controlled by, in control of, or under common control with, the Company, including without limitation, its wholly-owned subsidiaries Lightbridge International Holding, LLC and Thorium Power, Inc.

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7. Compensation Upon Termination.

(a) Death. If the Executive’s employment is terminated during the Employment Period as a result of the Executive’s death, this Agreement and the Employment Period shall terminate without further notice or any action required by the Company or the Executive’s legal representatives. Upon the Executive’s death, the Company shall pay to the Executive’s legal representative or estate, as applicable, (i) the Executive’s Base Salary due through the Date of Termination and (ii) all Accrued Benefits, if any, to which the Executive is entitled as of the Date of Termination at the time such payments are due. The rights of the Executive’s legal representative or estate, as applicable, with respect to the Executive’s equity or equity-related awards shall be governed by the applicable terms of the related plan or award agreement. For purposes of this Agreement, “Accrued Benefits” means (v) any compensation deferred by the Executive prior to the Date of Termination and not paid by the Company or otherwise specifically addressed by this Agreement; (w) any earned but unpaid annual bonus for the year preceding the year of termination, (x) any amounts or benefits owing to the Executive or to the Executive’s beneficiaries under the then applicable benefit plans of the Company; (y) any amounts owing to the Executive for reimbursement of expenses properly incurred by the Executive prior to the Date of Termination and which are reimbursable in accordance with Section 5; and (z) any other benefits or amounts due and owing to the Executive under the terms of any plan, program or arrangement of the Company.

(b) Disability. If the Company terminates the Executive’s employment during the Employment Period because of the Executive’s Disability pursuant to Section 6(a)(ii)(A), (A) the Company shall pay to the Executive (i) the Executive’s Base Salary due through the Date of Termination and (ii) all Accrued Benefits, if any, to which the Executive is entitled as of the Date of Termination at the time such payments are due. The rights of the Executive with respect to the Executive’s equity or equity-related awards shall be governed by the applicable terms of the related plan or award agreement. Except as set forth herein, the Company and Company Affiliates shall have no further obligations to the Executive under this Agreement upon Executive’s termination due to Disability pursuant to Section 6(a)(ii)(A) other than such obligations which by their terms continue following termination of the Executive’s employment.

(c) Termination by the Company for Cause, by the Executive without Good Reason, or due to the Company’s or the Executive’s Failure to Extend the Term. If, during the Employment Period, the Company terminates the Executive’s employment for Cause pursuant to Section 6(a)(ii)(B), the Executive terminates his employment without Good Reason pursuant to Section 6(a)(iii), or, except as provided in Section 7(e) below, the Executive’s employment terminates on account of either the Company’s or the Executive’s failure to extend the term of the Agreement pursuant to Section 2, the Company shall pay to the Executive the Executive’s Base Salary due through the Date of Termination and all Accrued Benefits, if any, to which the Executive is entitled as of the Date of Termination, at the time such payments are due. Upon a termination of the Executive’s employment by the Company for Cause or by the Executive without Good Reason, or due to the Executive’s failure to extend the term of the Agreement, the Executive’s rights with respect to the Executive’s equity or equity-related awards shall be governed by the applicable terms of the related plan or award agreements. Except as set forth herein, the Company and Company Affiliates shall have no further obligations to the Executive under this Agreement upon such termination.

(d) Termination by the Company without Cause or by the Executive with Good Reason. If, during the Employment Period, other than as set forth in Section 7(e), the Company terminates the Executive’s employment other than for Cause pursuant to Section 6(a)(ii)(B), or the Executive terminates his employment with Good Reason pursuant to Section 6(a)(iii), the Company shall pay to the Executive (x) the Executive’s Base Salary due through the Date of Termination and (y) all Accrued Benefits, if any, to which the Executive is entitled as of the Date of Termination, in each case at the time such payments are due. The Executive shall also be entitled to receive, subject to his compliance with the restrictive covenants in Section 8 and his execution and non-revocation of the release described in Section 7(f), the following severance payments and benefits:

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(i) an amount equal to one (1) times the sum of (A) the Executive’s Base Salary at the rate in effect on the Date of Termination and (B) the amount of the Executive’s annual target bonus for the calendar year in which the Date of Termination occurs (the “Target Bonus”), payable in substantially equal installments in accordance with the Company’s regular payroll procedures over the twelve (12) month period following the Date of Termination, commencing on the first payroll date that occurs on or after the Release Effective Date (as defined below), provided that the initial payment will include a catch-up payment to cover the period between the Date of Termination and the date of such first payment, and the remaining amounts shall be paid over the remainder of such twelve (12) month period;

(ii) a lump sum payment equal to the product of (x) the Target Bonus and (y) a fraction, the numerator of which is the number of days the Executive was employed by the Company during the year of termination and the denominator of which is the number of days in such year, payable on the first payroll date that occurs on or after the Release Effective Date;

(iii) provided the Executive and his eligible dependents timely and properly elect to continue health care coverage under COBRA, the Executive and such eligible dependents shall be entitled to continue to participate in such basic medical, dental and vision programs of the Company as in effect from time to time, on the same terms and conditions as applicable to active senior executives of the Company, for twelve (12) months or, if earlier, until the date the Executive becomes eligible to receive comparable coverage from another Company or is otherwise no longer eligible to receive COBRA continuation coverage; provided, however, in the event the Company determines that such provisions would subject the Executive to taxation under Section 105(h) of the Code or otherwise violate any healthcare law or regulations, then, in lieu of such continued participation in the basic medical, dental and vision programs, the Executive shall be entitled to receive a lump sum payment equal to the portion of the Executive’s COBRA premiums equal to 12 months of the Company subsidy of group health plan premiums for the Executive and his eligible dependents, subject to applicable withholdings, which amount shall be paid on the first payroll date that occurs on or after the Release Effective Date; and

(iv) the Executive’s rights with respect to equity or equity-related awards shall be governed by the applicable terms of the related plan or award agreements.

(e) Termination by the Company without Cause, due to the Company’s Failure to Extend the Term or by the Executive with Good Reason in connection with a Change in Control. If, during the Employment Period, the Company terminates the Executive’s employment other than for Cause pursuant to Section 6(a)(ii)(B), the Executive’s employment terminates on account of the Company’s failure to extend the term of the Agreement pursuant to Section 2, or the Executive terminates his employment with Good Reason pursuant to Section 6(a)(iii), in each case on or within twenty-four (24) months following the occurrence of a Change in Control (as defined in the Company’s 2015 Equity Incentive Plan), the Company shall pay to the Executive (i) the Executive’s Base Salary due through the Date of Termination and (ii) all Accrued Benefits, if any, to which the Executive is entitled as of the Date of Termination, in each case at the time such payments are due. The Executive shall also be entitled to receive, subject to his compliance with the restrictive covenants in Section 8 and his execution and non-revocation of the release described in Section 7(f), the following severance payments and benefits:

(i) an amount equal to two (2) times the sum of (A) the Executive’s Base Salary at the rate in effect on the Date of Termination and (B) the amount of the Target Bonus, payable in single lump sum on the first payroll date that occurs on or after the Release Effective Date;

(ii) a lump sum payment equal to the product of (x) the Target Bonus and (y) a fraction, the numerator of which is the number of days the Executive was employed by the Company during the year of termination and the denominator of which is the number of days in such year, payable on the first payroll date that occurs on or after the Release Effective Date;

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(iii) provided the Executive and his eligible dependents timely and properly elect to continue health care coverage under COBRA, the Executive and such eligible dependents shall be entitled to continue to participate in such basic medical, dental and vision programs of the Company as in effect from time to time, on the same terms and conditions as applicable to active senior executives of the Company, for eighteen (18) months or, if earlier, until the date the Executive becomes eligible to receive comparable coverage from another Company or is otherwise no longer eligible to receive COBRA continuation coverage; provided, however, in the event the Company determines that such provisions would subject the Executive to taxation under Section 105(h) of the Code or otherwise violate any healthcare law or regulations, then, in lieu of such continued participation in the basic medical, dental and vision programs, the Executive shall be entitled to receive a lump sum payment equal to the portion of the Executive’s COBRA premiums equal to eighteen (18) months of the Company subsidy of group health plan premiums for the Executive and his eligible dependents, subject to applicable withholdings, which amount shall be paid on the first payroll date that occurs on or after the Release Effective Date; and

(iv) all of the Executive’s then-outstanding equity awards granted to the Executive by the Company shall become immediately fully vested, with any outstanding performance-based equity awards becoming fully vested based on the target level of performance.

Notwithstanding anything in Section 7(e)(i) to the contrary, if the Change in Control does not constitute a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code and its corresponding regulations, in the event that the Executive is entitled to the amounts set forth above in Section 7(e)(i) as a result of a termination of Executive’s employment on or within twenty-four (24) months following the date of the Change in Control, and any portion of the severance benefit payable to the Executive pursuant to Section 7(d)(i) is deemed to constitute deferred compensation subject to the requirements of Section 409A at the time of the Executive’s termination, such portion that constitutes deferred compensation shall reduce the amount that is paid in a lump sum as provided above in Section 7(e)(i) and such deferred compensation portion shall instead be paid in substantially equal installments over the installment period as described in Section 7(d)(i).

(f) Release. The Executive agrees that, as a condition to receiving the severance payments and benefits set forth in Section 7(d) or Section 7(e), as applicable (the “Severance Payments”), the Executive will execute a release of claims substantially in the form of the release attached hereto as Exhibit B (except as may be revised to reasonably reflect changes in applicable law) and such other instruments or documents as are required by the terms of this Agreement. Within two business days of the Date of Termination, the Company shall deliver to the Executive the release for the Executive to execute. The Executive will forfeit all rights to the Severance Payments unless, within sixty (60) days of delivery of the release by the Company to the Executive (such period, the “Release Period”), (i) the Executive executes and delivers the release to the Company and (ii) such release has become fully effective and irrevocable by virtue of the expiration of the revocation period without the release having been revoked (the first such date, the “Release Effective Date”). The Company’s obligation to pay the Severance Payments is subject to the occurrence of the Release Effective Date, and if the Release Effective Date does not occur, then the Company shall have no obligation to pay the Severance Payments. Notwithstanding anything contained herein to the contrary, in the event that the period during which the Executive may review and revoke the Release begins in one calendar year and ends in the following calendar year, any severance payments hereunder that constitute non-qualified deferred compensation subject to Section 409A shall be paid to the Executive no earlier than January 1 of the second calendar year.

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(g) No Offset. In the event of termination of his employment, the Executive shall be under no obligation to seek other employment or take any other action to mitigate any amounts owed to the Executive under this Agreement and, except as otherwise expressly provided herein, there shall be no offset against amounts due to him on account of any remuneration or benefits provided by any subsequent employment he may obtain. The Company’s and Company Affiliates’ obligation to make any payment pursuant to, and otherwise to perform its obligations under, this Agreement shall not be affected by any offset, counterclaim or other right that the Company or the Company Affiliates may have against him for any reason.

(h) Section 409A. The payments and benefits to be provided to the Executive pursuant to this Agreement are intended to comply with, or be exempt from, Section 409A and will be interpreted, administered and operated in a manner consistent with that intent. If the Executive notifies the Company (with specificity as to the reason therefor) that the Executive believes that any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause the Executive to incur any additional tax or interest under Section 409A, and the Company concurs with such belief or the Company independently makes such determination, the Company shall, after consulting with the Executive, reform such provision to try to comply with Section 409A through good faith modification to the maximum extent reasonably appropriate to comply with Section 409A. To the extent that any provision hereof is modified in order to comply with Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Executive and the Company of the applicable provision without violating the provisions of Section 409A.

(i) For purposes of Section 409A, the Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.

(ii) The Executive will be deemed to have a Date of Termination for purposes of determining the timing of any payments or benefits hereunder that are classified as deferred compensation only upon a “separation from service” within the meaning of Section 409A.

(iii) Notwithstanding any other provision of this Agreement to the contrary, if at the time of the Executive’s separation from service, (x) the Executive is a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time), and (y) the Company makes a good faith determination that an amount payable on account of such separation from service to the Executive constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A (the “Delay Period”), then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it in a lump sum on the first business day after such six-month period (or upon the Executive’s death, if earlier). To the extent that any benefits to be provided during the Delay Period are considered deferred compensation under Section 409A provided on account of a “separation from service,” and such benefits are not otherwise exempt from Section 409A, the Executive shall pay the cost of such benefit during the Delay Period, and the Company shall reimburse the Executive, to the extent that such costs would otherwise have been paid by the Company or to the extent that such benefits would otherwise have been provided by the Company at no cost to the Executive, the Company’s share of the cost of such benefits upon expiration of the Delay Period, and any remaining benefits shall be reimbursed or provided by the Company in accordance with the procedures specified herein.

(iv) To the extent necessary to comply with Section 409A, (A) any amount that the Executive is entitled to be reimbursed under this Agreement will be reimbursed to the Executive as promptly as practical and in any event not later than the last day of the calendar year after the calendar year in which the expenses are incurred, (B) any right to reimbursement or in kind benefits will not be subject to liquidation or exchange for another benefit, and (C) the amount of the expenses eligible for reimbursement during any taxable year will not affect the amount of expenses eligible for reimbursement in any other taxable year.

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(v) Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company. No payment subject to the application of Section 409A shall be accelerated, offset or assigned accept in compliance with all requirements of Section 409A.

8. Covenants. The Company and the Executive acknowledge and agree that during the Executive’s employment with the Company, the Executive will have access to and may assist in developing Company Confidential Information and will occupy a position of trust and confidence with respect to the Company’s affairs and business and the affairs and business of Company Affiliates. For purposes of this Agreement, “Company Confidential Information” means information known to the Executive to constitute confidential or proprietary information belonging to the Company or Company Affiliates or other non-public information, trade secrets, intellectual property, confidential financial information, operating budgets, strategic plans or research methods, personnel data, projects or plans, or non-public information regarding the terms of any existing or pending transaction between Company or any Company Affiliate and an existing or pending client or customer or other person or entity, in each case, received by the Executive in the course of his employment by the Company or in connection with his duties with the Company. Notwithstanding anything to the contrary contained herein, the general skills, knowledge and experience gained during the Executive’s employment with the Company, information publicly available or generally known within the industry or trade in which the Company or any Company Affiliate operates and information or knowledge possessed by the Executive prior to his employment by the Company, shall not be considered Company Confidential Information. The Executive agrees that the following obligations are necessary to preserve the confidential and proprietary nature of Company Confidential Information and to protect the Company and Company Affiliates against harmful solicitation of employees and customers, harmful effects on operations and other actions by the Executive that would result in serious adverse consequences for the Company and Company Affiliates:

(a) Non-Disclosure.

(i) During and after the Executive’s employment with the Company or Company Affiliates, the Executive will not knowingly, directly or indirectly through an intermediary, use, disclose or transfer any Company Confidential Information other than as authorized in writing by the Company or Company Affiliates, or if such use, disclosure or transfer is during such employment and within the scope of the Executive’s duties with the Company or Company Affiliates as determined reasonably and in good faith by the Executive. Anything herein to the contrary notwithstanding, the provisions of this Section 8(a) shall not apply (i) when disclosure is required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with actual or apparent jurisdiction to order the Executive to disclose or make accessible any information; (ii) with respect to any other litigation, arbitration or mediation involving this Agreement, including, but not limited to, the enforcement of this Agreement; (iii) as to information that becomes generally known to the public or within the relevant trade or industry other than due to the Executive’s violation of this Section 8(a); (iv) as to information that is or becomes available to the Executive on a non-confidential basis from a source which is entitled to disclose it to the Executive; or (v) as to information that the Executive possessed prior to the commencement of employment with the Company. In the event the Executive is required or compelled by legal process to disclose any Company Confidential Information, to the extent the Executive is legally permitted to do so, he will promptly inform the Company so that the Company may, at its own expense, present and preserve any objections that it may have to such disclosure and/or seek an appropriate protective order. Notwithstanding the foregoing, nothing contained in this Agreement shall prohibit the Executive from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Executive does not need the prior authorization of the Company’s legal department to make any such reports or disclosures and the Executive is not required to notify the Company that the Executive has made such reports or disclosures.

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(ii) Pursuant to 18 U.S.C. § 1833(b), an individual may not be held liable under any criminal or civil federal or state trade secret law for disclosure of a trade secret: (A) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.

(b) Materials. The Executive will not remove, directly or indirectly through an intermediary, any Company Confidential Information or any other property of the Company or any Company Affiliate from the Company’s or Company Affiliate’s premises or make copies of such materials except for normal and customary use in the Company’s or Company Affiliate’s business as determined reasonably and in good faith by the Executive. The Company acknowledges that the Executive, in the ordinary course of his duties, routinely uses and stores Company Confidential Information at home and other locations. The Executive will return to the Company all Company Confidential Information and copies thereof and all other property of the Company or any Company Affiliate at any time upon the request of the Company and in any event promptly after termination of the Executive’s employment. The Executive agrees to attempt in good faith to identify and return to the Company any copies of any Company Confidential Information after the Executive ceases to be employed by the Company. Anything to the contrary notwithstanding, nothing in this Section 8(b) shall prevent the Executive from retaining a home computer, papers and other materials of a personal nature, including diaries, calendars and Rolodexes (including his electronic address books), information relating to his compensation or relating to reimbursement of expenses, information that he reasonably believes may be needed for tax purposes, and copies of plans, programs and agreements relating to his employment.

(c) No Solicitation or Hiring of Employees. During the period commencing on the Effective Date and ending twelve (12) months after the Executive’s Date of Termination (the “Restricted Period”), the Executive shall not, directly or indirectly through an intermediary, solicit, entice, persuade or induce any individual who is employed by the Company or any Company Affiliate (or who was so employed within twelve (12) months prior to the Executive’s action, other than any such individual whose employment was involuntarily terminated by the Company or any Company Affiliate) to terminate or refrain from continuing such employment or to become employed by or enter into contractual relations with any other individual or entity other than the Company or Company Affiliates, and the Executive shall not hire, directly or indirectly, as an employee, consultant or otherwise, any such person. Anything to the contrary notwithstanding, the Company agrees that (i) the Executive’s responding to an unsolicited request for an employment reference regarding any former employee of the Company or any Company Affiliate from such former employee, or from a third party, by providing a reference setting forth his personal views about such former employee, or (ii) hiring or retaining any current or former employee or consultant of the Company or any Company Affiliate who responds to a general advertisement for employment that was not specifically directed at such employees or consultants of the Company or any Company Affiliate, shall not be deemed a violation of this Section 8(c).

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(d) Non-Competition. During the Restricted Period, the Executive shall not, directly or indirectly through an intermediary, (A) solicit or encourage any client or customer of the Company or any Company Affiliate, or any person or entity who was a client or customer within twelve (12) months prior to Executive’s action, to terminate, reduce or alter in a manner adverse to the Company or any Company Affiliate any existing business arrangements with the Company or any Company Affiliate or to transfer existing business from the Company or any Company Affiliate to any other person or entity, or (B) without the prior written consent of the Board, which consent shall not be unreasonably withheld, be engaged by, or have a financial or any other interest in, the portion of any corporation, firm, partnership, proprietorship or other business entity or enterprise, whether as a principal, agent, employee, director, consultant, stockholder, partner or in any other capacity, which competes with the Company or any Company Affiliate in any business conducted by the Company or any Company Affiliate as of the Effective Date or in any business acquired or developed by the Company or any Company Affiliate after the Effective Date and on or before the Date of Termination; provided, however, that the Executive may own, as a passive investor, securities of any such entity that has outstanding publicly traded securities, so long as his direct holdings in any such entity shall not in the aggregate constitute more than 5% of the voting power of such entity and, while employed by the Company does not otherwise violate any Company or Company Affiliate policy applicable to the Executive. The Executive agrees that, before providing services, whether as an employee or consultant, to any entity during the Restricted Period, he will provide a copy of this Agreement to such entity. The Executive acknowledges that this covenant has a unique, very substantial and immeasurable value to the Company and Company Affiliates, that the Executive has sufficient assets and skills to provide a livelihood for the Executive while such covenant remains in force and that, as a result of the foregoing, in the event that the Executive breaches such covenant, monetary damages would be an insufficient remedy for the Company and equitable enforcement of the covenant would be proper.

(e) Non-Disparagement. During the period commencing on the Effective Date and continuing thereafter, the Executive, other than in the good faith performance of his duties for the Company, shall not initiate, participate or engage in any communication whatsoever that could reasonably be interpreted as derogatory or disparaging to the Company or any Company Affiliate, as applicable, including but not limited to the business, practices, policies, or, as such, shareholders, partners, members, directors, managers, officers and employees of the Company or any Company Affiliate. The foregoing shall not be violated by (i) truthful statements by the Executive in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings) or (ii) the Executive rebutting false or misleading statements made by others.

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(f) Inventions. The Executive agrees that all inventions, discoveries, improvements and patentable or copyrightable works (“Inventions”) initiated, conceived or made by him in the course of his employment with the Company, either alone or in conjunction with others, shall be the sole property of the Company to the maximum extent permitted by applicable law and, to the extent permitted by law, shall be “works made for hire” as that term is defined in the United States Copyright Act (17 U.S.C., Section 101). The Company shall be the sole owner of all patents, copyrights, trade secret rights, and other intellectual property or other rights in connection therewith; provided, however that this Section 8(f) shall not apply to Inventions which are not related to the business of the Company and which are made and conceived by the Executive not during normal working hours, not on the Company’s premises and not using the Company’s tools, devices, equipment or Company Confidential Information. Subject to the foregoing, the Executive hereby assigns to the Company all right, title and interest he may have or acquire in all Inventions; provided, however, that the Board may in its sole discretion agree to waive the Company’s rights pursuant to this Section 8(f). The Executive agrees to cooperate reasonably with the Company and at the Company’s expense, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents, trademarks and other intellectual property rights (both in the United States and foreign countries) relating to the Inventions. The Executive shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights and powers of attorney, that the Company reasonably may deem necessary or desirable in order to protect its rights and interests in any Inventions. The Executive further agrees that if the Company is unable, after reasonable effort, to secure the Executive’s signature on any such papers, any officer of the Company shall be entitled to execute such papers as his agent and attorney-in-fact and the Executive hereby irrevocably designates and appoints each officer of the Company as his agent and attorney-in-fact to execute any such papers on his behalf and to take any and all actions as the Company reasonably may deem necessary or desirable in order to protect its rights and interests in any Inventions, under the conditions described in this Section 8(f). The Executive will not assert any rights to any invention, discovery, idea or improvement relating to the business of the Company or to his duties hereunder as having been made or acquired by the Executive prior to his work for the Company, except for the matters, if any, described in Exhibit A attached hereto. The Executive agrees that he will promptly disclose to the Company all Inventions initiated, made, conceived or reduced to practice by him, either alone or jointly with others, during the Employment Period.

(g) Cooperation. The parties agree that certain matters in which the Executive will be involved during the Employment Period may necessitate the Executive’s cooperation in the future. Accordingly, following the termination of the Executive’s employment for any reason, to the extent reasonably requested by the Company, the Executive shall cooperate with the Company, Company Affiliates and its or their counsel, including information requests relating to the business or affairs of the Company, as well as any investigation, litigation, arbitration or other proceeding related to the business or affairs of the Company, other than in connection with any dispute between the Executive and the Company or any Company Affiliate; provided that, the Company shall make reasonable efforts to minimize disruption of the Executive’s business or personal affairs, including limiting Executive’s travel to the extent reasonably possible. The cooperation includes the Executive making himself available for reasonable periods of time (with due regard for his other commitments) upon reasonable notice to the Executive in any such litigation or investigation and providing testimony before or during such litigation or investigation. The Company shall reimburse the Executive for reasonable out-of-pocket expenses incurred in connection with such cooperation; provided that, if the Company requires the Executive to devote significant time to such cooperation, the Company and the Executive will establish in good faith a reasonable hourly or daily rate for the time spent by the Executive on such cooperation, based on the Executive’s Base Salary as of the termination date.

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(h) Enforcement. The Executive acknowledges that in the event of any breach of this Section 8, the business interests of the Company and the Company Affiliates will be irreparably injured, the full extent of the damages to the Company and the Company Affiliates will be impossible to ascertain, monetary damages will not be an adequate remedy for the Company and the Company Affiliates, and the Company will be entitled to enforce this Agreement by a temporary, preliminary and/or permanent injunction or other equitable relief, without the necessity of posting bond or security, which the Executive expressly waives. The Executive understands that the Company may waive some of the requirements expressed in this Agreement, but that such a waiver to be effective must be made in writing and should not in any way be deemed a waiver of the Company’s right to enforce any other requirements or provisions of this Agreement. The Executive agree that each of the Executive’s obligations specified in this Agreement are separate and independent covenants and that the unenforceability of any of them shall not preclude the enforcement of any other covenants in this Agreement. The Executive further agrees that any breach of this Agreement by the Company prior to the Date of Termination shall not release the Executive from compliance with his obligations under this Section 8, as long as the Company fully complies with Section 7. The Company further agrees that any breach during the Employment Period of this Agreement by the Executive that does not result in the Executive being terminated for Cause shall not release the Company from compliance with its obligations under this Agreement. Notwithstanding the foregoing two sentences, neither the Company nor the Executive shall be precluded from pursuing judicial remedies as a result of any such breaches.

(i) Severability. If any of the restrictions or obligations contained in Section 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, such provision shall be modified to be effective for the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable.

9. Section 280G.

(a) The Executive shall bear all expense of, and be solely responsible for, any excise tax imposed by Section 4999 of the Code (such excise tax being the “Excise Tax”); provided, however, that any payment or benefit received or to be received by the Executive, whether payable under the terms of this Agreement or any other plan, arrangement or agreement with Company or an affiliate of Company (collectively, the “Payments”) that would constitute a “parachute payment” within the meaning of Section 280G of the Code, shall be reduced to the extent necessary so that no portion thereof shall be subject to the Excise Tax but only if, by reason of such reduction, the net after-tax benefit received by the Executive shall exceed the net after-tax benefit that would be received by the Executive if no such reduction was made.

(b) The “net after-tax benefit” shall mean (i) the Payments which the Executive receives or is then entitled to receive from the Company that would constitute “parachute payments” within the meaning of Section 280G of the Code, less (ii) the amount of all federal, state and local income and employment taxes payable by the Executive with respect to the foregoing calculated at the highest marginal income tax rate for each year in which the foregoing shall be paid to the Executive (based on the rate in effect for such year as set forth in the Code as in effect at the time of the first payment of the foregoing), less (iii) the amount of Excise Tax imposed with respect to the payments and benefits described in (b)(i) above.

(c) All determinations under this Section 9 will be made by an accounting firm or law firm (the “280G Firm”) that is mutually agreed to by the Executive and the Company prior to a change in ownership or control of a corporation (within the meaning of Treasury regulations under Section 280G of the Code). The 280G Firm shall be required to evaluate the extent to which payments are exempt from Section 280G of the Code as reasonable compensation for services rendered before or after the Change in Control. All fees and expenses of the 280G Firm shall be paid solely by the Company. The Company will direct the 280G Firm to submit any determination it makes under this Section 9 and detailed supporting calculations to both the Executive and the Company as soon as reasonably practicable.

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(d) If the 280G Firm determines that one or more reductions are required under this Section 9, such Payments shall be reduced in the order that would provide the Executive with the largest amount of after-tax proceeds (with such order, to the extent permitted by Sections 280G and 409A of the Code, designated by the Executive, or otherwise determined by the 280G Firm) to the extent necessary so that no portion thereof shall be subject to the Excise Tax, and the Company shall pay such reduced amount to the Executive. The Executive shall at any time have the unilateral right to forfeit any equity award in whole or in part.

(e) As a result of the uncertainty in the application of Section 280G of the Code at the time that the 280G Firm makes its determinations under this Section 9, it is possible that amounts will have been paid or distributed to the Executive that should not have been paid or distributed (collectively, the “Overpayments”), or that additional amounts should be paid or distributed to the Executive (collectively, the “Underpayments”). If the 280G Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Executive or the Company, which assertion the 280G Firm believes has a high probability of success or is otherwise based on controlling precedent or substantial authority, that an Overpayment has been made, the Executive must repay the Overpayment to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Executive to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Executive is subject to tax under Section 4999 of the Code or generate a refund of tax imposed under Section 4999 of the Code. If the 280G Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the 280G Firm will notify the Executive and the Company of that determination, and the Company will promptly pay the amount of that Underpayment to the Executive without interest.

(f) The Executive and the Company will provide the 280G Firm access to and copies of any books, records, and documents in their possession as reasonably requested by the 280G Firm, and otherwise cooperate with the 280G Firm in connection with the preparation and issuance of the determinations and calculations contemplated by this Section 9. For purposes of making the calculations required by this Section 9, the 280G Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.

10. Indemnification. The Company and the Executive acknowledge that they have entered into an Indemnification Agreement, dated as of August 8, 2018 (the “Indemnification Agreement”).

11. Notices. All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, electronically mailed, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, or delivered by overnight air courier, addressed as follows:

(i) If to the Company:

Lightbridge Corporation

11710 Plaza America Drive

Suite 2000

Reston, VA 20190

Attn: Chief Executive Officer

(ii) If to the Executive:

To his office or email address at the Company (so long as the Executive is then still a Company service provider) or to the address and/or personal email address last shown on the Company’s records.

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Each party may designate by notice in writing a new address or email address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication that shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, email sent time-stamp, or the affidavit of messenger being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

12. Severability. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

13. Effect on Other Agreements. This Agreement constitutes the entire agreement between the parties respecting the employment of the Executive and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter, including, without limitation, the Existing Agreement.

14. Survival. It is the express intention and agreement of the parties hereto that the provisions of Sections 4(e), 7, 8, 9, 11, 12, 13, 15, 16, 17, 19, 20 and 22 hereof and this Section 14 shall survive the termination of employment of the Executive.

15. Assignment. The rights and obligations of the parties to this Agreement shall not be assignable or delegable, except that (i) in the event of the Executive’s death, the personal representative or legatees or distributees of the Executive’s estate, as the case may be, shall have the right to receive any amount owing and unpaid to the Executive hereunder, and (ii) the rights and obligations of the Company hereunder shall be assignable and delegable in connection with any subsequent merger, consolidation, sale of all or substantially all of the assets or equity interests of the Company or similar transaction involving the Company or a successor entity. The Company shall require any successor to the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

16. Binding Effect. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties and their respective heirs, devisees, executors, administrators, legal representatives and permitted successors and assigns.

17. Amendment; Waiver. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by the party against whom enforcement is sought. Neither the waiver by either of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

18. Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

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19. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (but not including any choice of law rule thereof that would cause the laws of another jurisdiction to apply).

20. Arbitration. Any dispute, controversy or claim arising out of or related to this Agreement or any breach of this Agreement shall be submitted to and decided by binding arbitration in the County of Fairfax, Virginia before a single arbitrator selected jointly by the parties, or, if the parties cannot agree on the selection of the arbitrator, as selected by the American Arbitration Association. Arbitration shall be administered exclusively by the American Arbitration Association and shall be conducted in accordance with the rules for the resolution of employment disputes (previously titled the National Rules for the Resolution of Employment Disputes) as well as any requirements imposed by state law. Any arbitral award determination shall be final and binding upon the parties.

21. Counterparts. This Agreement may be executed in two counterparts (including via facsimile and/or .pdf), each of which shall be an original and all of which together shall be deemed to constitute one and the same instrument.

22. Withholding. The Company may withhold from any benefit payment or any other payment or amount under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement, or have caused this Agreement to be duly executed and delivered on their behalf.

LIGHTBRIDGE CORPORATION /s/ Seth Grae Seth Grae President and Chief Executive Officer
EXECUTIVE /s/ Andrey Mushakov Andrey Mushakov Executive Vice President, Nuclear Operations

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EXHIBIT A

Prior Inventions

A-1

EXHIBIT B

General Release of Claims

Consistent with Section 7 of the Employment Agreement, dated August 8, 2018, among me and Lightbridge Corporation (the “Employment Agreement”), and in consideration for and contingent upon my receipt of the Severance Payments set forth in Section 7 of the Employment Agreement, I, for myself, my attorneys, heirs, executors, administrators, successors, and assigns, do hereby fully and forever release and discharge Lightbridge Corporation (the “Company”) and its past, current and future affiliated entities, as well as their predecessors, successors, assigns, and their past, current and former directors, officers, partners, agents, employees, attorneys, and administrators from all suits, causes of action, and/or claims, demands or entitlements of any nature whatsoever, whether known, unknown, or unforeseen, which I have or may have against any of them arising out of or in connection with my employment by the Company, the Employment Agreement, the termination of my employment with the Company, or any event, transaction, or matter occurring or existing on or before the date of my signing of this General Release related to the Company, except that I am not releasing (i) any claims arising under the Indemnification Agreement, (ii) any claims relating to any rights I may have to payments pursuant to Section 7 of the Employment Agreement, or (iii) any claims arising after the date of my signing this General Release. I agree not to file or otherwise institute any claim, demand or lawsuit seeking damages or other relief and not to otherwise assert any claims, demands or entitlements that are released herein. I further hereby irrevocably and unconditionally waive any and all rights to recover any relief or damages concerning the claims, demands or entitlements that are released herein. I represent and warrant that I have not previously filed or joined in any such claims, demands or entitlements against the Company or the other persons or entities released herein and that I will indemnify and hold them harmless from all liabilities, claims, demands, costs, expenses and/or attorney’s fees incurred as a result of any such claims, demands or lawsuits.

This General Release specifically includes, but is not limited to, all claims of breach of contract, employment discrimination (including but not limited to any claims coming within the scope of Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Equal Pay Act, the Americans with Disabilities Act, and the Family and Medical Leave Act, all as amended, or any other applicable federal, state, or local law), claims under the Worker Adjustment and Retraining Notification Act, claims under the Sarbanes-Oxley Act of 2002, including the Corporate and Criminal Fraud Accountability Act, claims under the Employee Retirement Income Security Act, as amended, claims for wrongful discharge in violation of public policy, claims under the Virginians with Disabilities Act, the Virginia Human Rights Act, the Virginia Equal Pay Act, the Virginia Genetic Testing Law, the Virginia Occupational Safety and Health Act, and the Virginia Right to Work Law, all as amended, claims for breach of express or implied contract, claims concerning recruitment, hiring, termination, salary rate, severance pay, stock options, wages or benefits due, sick leave, holiday pay, vacation pay, life insurance, group medical insurance, any other fringe benefits, worker’s compensation, termination, employment status, libel, slander, defamation, intentional or negligent misrepresentation and/or infliction of emotional distress, together with any and all tort, contract, or other claims which might have been asserted by me or on my behalf in any suit, charge of discrimination, or claim against the Company or the persons or entities released herein.

The Company and I acknowledge that different or additional facts may be discovered in addition to what we now know or believe to be true with respect to the matters released in this General Release, and we agree that this General Release shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.

Claims Excluded from this Release: However, notwithstanding the foregoing, nothing in this General Release shall be construed to waive any right that is not subject to waiver by private agreement, including, without limitation, any claims arising under state unemployment insurance or workers compensation laws. I understand that rights or claims under the Age Discrimination in Employment Act that may arise after I execute this General Release are not waived. Likewise, nothing in this General Release shall be construed to prohibit me from filing a charge with or participating in any investigation or proceeding conducted by the SEC, EEOC, NLRB, or any comparable state or local agency. Notwithstanding the foregoing, to the extent that the Company makes any claims against me, nothing in this General Release shall be construed to prohibit me from asserting counterclaims, making cross-claims, or otherwise defending myself, in any case solely with respect to such claims.

B-1

I acknowledge that I have been given an opportunity of twenty-one (21) days to consider this General Release and that I have been encouraged by the Company to discuss fully the terms of this General Release with legal counsel of my own choosing. Moreover, for a period of seven (7) days following my execution of this General Release, I shall have the right to revoke the waiver of claims arising under the Age Discrimination in Employment Act, a federal statute that prohibits employers from discriminating against employees who are age 40 or over. If I elect to revoke this General Release in whole or in part within this seven-day period, I must inform the Company by delivering a written notice of revocation to the Company’s Chief Executive Officer, 11710 Plaza America Drive, Suite 2000, Reston, VA 20190, no later than 11:59 p.m. on the seventh calendar day after I sign this General Release. I understand that, if I elect to exercise this revocation right, this General Release shall be voided in its entirety at the election of the Company and the Company shall be relieved of all obligations to make the Severance Payments described in Section 7 of the Employment Agreement. I may, if I wish, elect to sign this General Release prior to the expiration of the 21-day consideration period, and I agree that if I elect to do so, my election is made freely and voluntarily and after having an opportunity to consult counsel. I understand that nothing herein prevents me from challenging the validity of my release with respect to the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, in each case, as amended, although I acknowledge and I agree that I intend that this General Release act as a full release under those statutes.

AGREED: _________________________	DATE:__________________________

B-2